STALEY, OKADA & PARTNER                    -----------------------------------
CHARTERED ACCOUNTANTS                       Suite 400 - 889 West Pender Street
                                           -----------------------------------
                                                 Vancouver, BC Canada  V6C 3B2
                                                              TEL 604 694-6070
                                                              FAX 604 585-3800
                                                          info@staleyokada.com
                                                           www.staleyokada.com











CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Hotel Outsourcing Management International Inc.


We consent to the use of our audit report dated March 30, 2004 on the consolidated balance sheet of Hotel Outsourcing Management International Inc. as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended in the December 31, 2003 annual report on Form 10-KSB of Hotel Outsourcing Management International Inc.



"STALEY, OKADA & PARTNERS"

STALEY OKADA & PARTNERS

Vancouver, Canada
March 30, 2004